Exhibit 24



                          SOUTH JERSEY INDUSTRIES, INC.

                                POWER OF ATTORNEY



     Each of the undersigned, in his capacity as an officer or director, or both, as the case may be, of South Jersey Industries, Inc., a New Jersey corporation, does hereby appoint Charles Biscieglia, David A. Kindlick and George L. Baulig, and each of them, severally, as his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of said corporation, its Annual Report for the fiscal year ended December 31, 1998 on Form 10-K, pursuant to Section 13 of the Securities Exchange Act of 1934, and any and all amendments thereto and instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and does hereby provide that each of said attorneys shall have power to act hereunder with or without the other said attorneys, and shall have full power of substitution and resubstitution and that each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever required to be done in the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

     IN WITNESS WHEREOF, the undersigned have executed this instrument, this 29th day of March 1999.



                                       /s/ Richard L. Dunham
                                       Richard L. Dunham, Chairman of the Board



                                       /s/ Anthony G. Dickson
                                       Anthony G. Dickson, Director



                                       /s/ W. Cary Edwards
                                       W. Cary Edwards, Director



                                       /s/ Thomas L. Glenn
                                       Thomas L. Glenn, Jr., Director



                                       /s/ Herman D. James
                                       Herman D. James, Director



                                                                    Exhibit 24



Power of Attorney -- 10-K                                           Page 2 of 2



                                       /s/ Clarence D. McCormick
                                       Clarence D. McCormick, Director



                                       /s/ Frederick R. Raring
                                       Frederick R. Raring, Director



                                       /s/ Shirli M. Vioni
                                       Shirli M. Vioni, Director



                                       /s/ Charles Biscieglia
                                       Charles Biscieglia, President and CEO



                                       /s/ David A. Kindlick
                                       David A. Kindlick, Vice President



                                       /s/ George L. Baulig
                                       George L. Baulig, Secretary and Treasurer